Exhibit 99.1

Cyteir Announces Timeline for Voluntarily Delisting from Nasdaq

LEXINGTON, MA— March 7, 2024 — Cyteir Therapeutics, Inc. (“Cyteir”) (Nasdaq: CYT) today announced that it has formally notified The Nasdaq Stock Market (“Nasdaq”) of its intent to delist the Company’s common stock from the Nasdaq Global Select Market. Cyteir expects to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission (the “SEC”) relating to the voluntary delisting of its common stock on or about March 18, 2024 and has requested that the trading of the Common Stock on Nasdaq be suspended effective before the market opens on the same day. Cyteir does not expect that a trading market will develop for its common stock following suspension of trading on Nasdaq. Cyteir intends to file a certificate of dissolution with the Delaware Secretary of State on or about March 20, 2024 and close its stock transfer books at the close of business on this date. The official delisting of Cyteir’s common stock will be effective on or about March 28, 2024, ten days after the filing of the Form 25.

Cyteir also intends to file a Form 15 with the SEC as soon as practicable following the effectiveness of the delisting to indefinitely suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

The voluntary delisting and deregistration are part of Cyteir’s Plan of Complete Liquidation and Dissolution previously approved by Cyteir’s board of directors and by Cyteir’s stockholders at a special meeting held on November 16, 2023. Cyteir’s board of directors considered a number of factors in determining to delist and deregister its common stock, including the costs and expenses associated with being a publicly traded company, the auditing, legal and other costs associated with continuing to make SEC filings, and the burdens placed on Cyteir’s management to comply with the continued listing and reporting requirements, all in light of Cyteir’s planned dissolution and liquidation.

Forward-Looking Statements

This press release contains “forward-looking statements,” including with respect to the timing of Cyteir’s planned dissolution and liquidation. The words ”believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts contained in this press release are forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, which could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties identified under the heading “Risk Factors” in Cyteir’s definitive proxy statement filed with the Securities and Exchange Commission on October 12, 2023.

The forward-looking statements contained in this press release are based on management's current views, plans, estimates, assumptions, and projections with respect to future events, and, except to the extent required by law, Cyteir does not undertake and specifically disclaims any obligation to update any forward-looking statements.